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                                    EXHIBIT 1


                            ARTICLES OF INCORPORATION

                                       OF

                           HARTFORD MIDCAP FUND, INC.



I, THE UNDERSIGNED, Michael O'Halloran, whose post office address is Hartford Plaza, 690 Asylum Avenue, Hartford, CT 06115, being at least eighteen (18) years of age, subscribe these Articles of Incorporation as the incorporator forming a corporation under the General Laws of the State of Maryland.

     FIRST:  The name of the corporation is Hartford MidCap Fund, Inc.

     SECOND: The purpose for which the corporation is formed is to act as an open-end, management investment company under the Investment Company Act of 1940, as amended, and to effect from time to time, and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force.

     THIRD: The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, MD 21202.

     FOURTH:   (a) The total number of shares of stock of all classes which the Corporation shall have authority to issue is 750,000,000 shares of Common Stock having a par value of ten cents ($0.10) per share and an aggregate par value of $75,000,000.

               (b) The rights, powers, preferences and restrictions on the Common Stock are as follows:

                    (1) DIVIDEND RIGHTS - The shareholders of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors from time to time based upon the investment performance of the Common Stock.

                    (2) VOTING RIGHTS - The shareholders shall be entitled to vote upon such matters as may be presented to them from time to time. Each shareholder shall be entitled to one vote for each share such shareholder holds.

                    (3) LIQUIDATION RIGHTS - Upon liquidation, the shareholders shall be entitled to share, pro rata, in any assets of the Corporation after discharge of all liabilities in payment of the expenses of liquidation of the Fund.

     FIFTH:    (a) The shares of the Common Stock of the Corporation may be issued to such persons and at such prices from time to time as the Board of Directors, subject to any provisions set forth in the Corporation's Bylaws, may determine. Such issuance shall be on a non-assessable basis. No holder of shares of Common Stock shall have preemptive rights, and the Corporation shall have the right to issue and sell to any person or persons any shares of its Common Stock or any option rights exercisable for, or securities convertible into, shares of its Common Stock without first offering such shares, rights or securities to the holders of any shares of its Common Stock.

               (b) The shares of the Corporation's Common Stock are redeemable by the owners thereof upon request, in accordance with and subject to the provisions of the Investment Company Act of 1940, in the manner set forth in the Corporation's Bylaws. In addition, the Corporation shall have the right to redeem any shareholder's or shareholders' interest in the Corporation's Common Stock if the value of such interest shall at any time be less than an amount which shall be set forth in the Corporation's Bylaws.

     SIXTH: The number of Directors of the Corporation shall be one, provided, however, that the number may be increased in accordance with the Bylaws. The name of the Director who shall act until the first annual meeting or until his successor is duly chosen and qualifies is:

                               Michael O'Halloran

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     SEVENTH:  The Corporation is expressly empowered to enter into contracts with any person, including any firm, corporation, trust or other form of business association or entity in which any Officer, employee, Director or stockholder of this Corporation may be interested to the fullest extent permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940 now or hereafter in force, subject only to such limitations as may be set forth in the Bylaws of this Corporation.

     EIGHTH:   (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, creates a rebuttable presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) The Corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation.

               (c) To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were neither interested persons nor parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion.

               (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article and upon meeting one of the following conditions: (i) the indemnitee shall provide a security for his undertaking, (ii) the investment company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested, non-party Directors of the investment company, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

               (f) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of


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another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

               (g) Anything to the contrary in the foregoing clauses (a) through (f) notwithstanding, no Director or Officer shall be indemnified by the Corporation and no insurance policy obtained by the Corporation will protect or attempt to protect any such person against liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or in a manner inconsistent with Securities and Exchange Commission Release 11330 under the Investment Company Act of 1940.

     NINTH: In furtherance and or in limitation of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

               (a) To make, alter or repeal the Bylaws of the Corporation, except where such power is reserved by the Bylaws to the stockholders, and except as otherwise required by the Investment Company Act of 1940.

               (b) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by or authorized by resolution of the Board of Directors or of the stockholders. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

               (c) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal but only to the extent permitted by the Bylaws and by the fundamental policies of the Corporation recited in its registration statement filed pursuant to the Investment Company Act of 1940.

               (d) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, of these Articles of Incorporation, and of the Bylaws of the Corporation.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, Michael O'Halloran, hereby acknowledge that I have executed the foregoing Articles of Incorporation as my free act and deed this 1st day of April, 1997.

                                     /s/ Michael O'Halloran
                                     ------------------------
                                     Michael O'Halloran




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